Exhibit 3.2

                              BYLAWS
                                OF
                           U.S. BANCORP

                            ARTICLE I.
                             OFFICES

Section 1. Offices.

      The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New
Castle, State of Delaware.

      The Corporation shall have offices at such other places as the Board of Directors may from time to time determine.

                            ARTICLE II.
                           STOCKHOLDERS

Section 1.  Annual Meeting.

      The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the Board of Directors shall each year fix. Each such annual meeting shall be held at such place, within or without the State of Delaware, and hour as shall be determined by the Board of Directors. The day, place and hour of such annual meeting shall be specified in the notice of annual meeting.

      The meeting may be adjourned from time to time and place to place until its business is completed.

Section 2.  Special Meeting.

      Special meetings of stockholders may be called by the Board of Directors or the Chief Executive Officer. The notice of such meeting shall state the purpose of such meeting and no business shall be transacted thereat except as stated in the notice thereof. Any such meeting may be held at such place within or without the State of Delaware as may be fixed by the Board of Directors or the Chief Executive Officer, and as may be stated in the notice of such meeting.

Section 3.   Notice of Meeting.




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      Notice of every meeting of the stockholders shall be given in the manner prescribed by law.

Section 4.  Quorum.

      Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of not less than one-third of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum and the act of the majority of such quorum shall be deemed the act of the stockholders.

      If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date, or time.

Section 5.  Qualification of Voters.

      The Board of Directors may fix a day and hour not more than sixty nor less than ten days prior to the day of holding any meeting of the stockholders as the time as of which the stockholders entitled to notice of and to vote at such meeting shall be determined. Only those persons who were holders of record of voting stock at such time shall be entitled to notice of and to vote at such meeting.

Section 6.  Procedure.

      The presiding officer at each meeting of stockholders shall conclusively determine the order of business, all matters of procedure and whether or not a proposal is proper business to be transacted at the meeting and has been properly brought before the meeting.

      The Board shall appoint two or more inspectors of election to serve at every meeting of the stockholders at which Directors are to be elected.

Section 7.  Nomination of Directors.

      Only persons nominated in accordance with the following procedures shall be eligible for election by stockholders as Directors. Nominations of persons for election as Directors at a meeting of stockholders called for the purpose of electing Directors may be made (a) by or at the direction of the Board of Directors or (b) by any stockholder in the manner herein provided. For a nomination to be properly made by a stockholder, the stockholder must give written notice to the Secretary of the Corporation so as to be received at the principal executive offices of the Corporation not later than (i) with respect to an annual meeting of stockholders, 90 days in advance of such meeting and (ii) with respect to a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which the notice of such meeting is first given to stockholders. Each such notice shall set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a



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holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understanding between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected.

                           ARTICLE III.
                             DIRECTORS

Section 1.  Number and Election.

      The Board of Directors of the Corporation shall consist of such number of Directors as are fixed from time to time by resolution of the Board and within the requirements set forth in the Certificate of Incorporation. Commencing with the annual election of Directors by the stockholders in 1986, the Directors shall be divided into three classes: Class I, Class II and Class III, each such class, as nearly as possible, to have the same number of Directors. The term of office of the initial Class I Directors shall expire at the annual election of Directors by the stockholders in 1987, the term of office of the initial Class II Directors shall expire at the annual election of Directors by the stockholders in 1988, and the term of office of the initial Class III Directors shall expire at the annual election of Directors by the stockholders in 1989. At each annual election of Directors by the stockholders held after 1985, the Directors chosen to succeed those whose terms have then expired shall be identified as being of the same class as the Directors they succeed and shall be elected by the stockholders for a term expiring at the third succeeding annual election of Directors. In all cases, Directors shall hold office until their respective successors are elected by the stockholders and have qualified.

      In the event that the holders of any class or series of stock of the Corporation having a preference as to dividends or upon liquidation of the Corporation shall be entitled, by a separate class vote, to elect Directors as may be specified pursuant to Article Fourth of the Corporation's Restated Certificate of Incorporation, then the provisions of such class or series of stock with respect to their rights shall apply. The number of Directors that may be elected by the holders of any such class or series of stock shall be in addition to the number fixed pursuant to the preceding paragraph. Except as otherwise expressly provided pursuant to Article Fourth of the Corporation's Restated Certificate of Incorporation, the number of Directors that may be so elected by the holders of any such class or series of stock shall be elected for terms expiring at the next annual meeting of stockholders and without regard to the classification of the remaining members of the Board of Directors and vacancies among Directors so elected by the separate class vote of any such class or series of stock shall be filled by the remaining Directors elected by such class or series, or, if there are no such



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remaining Directors, by the holders of such class or series in the same manner in which such class or series initially elected a Director.

      If at any meeting for the election of Directors, more than one class of stock, voting separately as classes, shall be entitled to elect one or more Directors and there shall be a quorum of only one such class of stock, that class of stock shall be entitled to elect its quota of Directors notwithstanding the absence of a quorum of the other class or classes of stock.

Section 2.  Vacancies.

      Vacancies and newly created directorships resulting from an increase in the number of Directors shall be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and such Directors so chosen shall hold office until the next election of the class for which such Directors shall have been chosen, and until their successors are elected and qualified.

Section 3.  Regular Meetings.

      Regular meetings of the Board shall be held at such times and places as the Board may from time to time determine.

Section 4.  Special Meetings.

      Special meetings of the Board may be called at any time, at any place and for any purpose by the Chairman of the Board, or the President, or by any officer of the Corporation upon the request of a majority of the entire Board.

Section 5.  Notice of Meetings.

      Notice of regular meetings of the Board need not be given.

      Notice of every special meeting of the Board shall be given to the Directors at their usual places of business, or at such other addresses as shall have been furnished by them for the purpose. Such notice shall be given at least twelve hours (three hours if meeting is to be conducted by conference telephone) before the meeting by telephone or by being personally delivered, mailed, or telegraphed. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

Section 6.  Quorum.

      Except as may be otherwise provided by law or in these Bylaws, the presence of one-third of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of such quorum shall be deemed the act of the Board.




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      Less than a quorum may adjourn any meeting of the Board
from time to time without notice.

Section 7.  Participation in Meetings by Conference Telephone.

      Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 8.  Powers.

      The business, property, and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which shall have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, or by the Certificate of Incorporation, or by these Bylaws, directed or required to be exercised or done by the stockholders.

Section 9.  Compensation of Directors.

      Directors shall receive such compensation for their services as shall be determined by a majority of the entire Board provided that Directors who are serving the Corporation as officers or employees and who receive compensation for their services as such officers or employees shall not receive any salary or other compensation for their services as Directors.

Section 10.  Committees of the Board.

      A majority of the entire Board of Directors may designate one or more standing or temporary committees consisting of one or more Directors. The Board may invest such committees with such powers and authority, subject to the limitations of law and such conditions as it may see fit.



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                            ARTICLE IV.
                        EXECUTIVE COMMITTEE

Section 1.  Election.

      At any meeting of the Board, an Executive Committee, composed of the Chairman of the Board, the President, and not less than three other members, may be elected by a majority vote of the entire Board to serve until the Board shall otherwise determine. Either the Chairman of the Board or the President, whichever is the Chief Executive Officer, shall be the Chairman of the Executive Committee, and the other shall be the Vice Chairman thereof, unless the Board shall otherwise determine. Members of the Executive Committee shall be members of the Board.

Section 2.  Powers.

      The Executive Committee shall have and may exercise all of the powers of the Board of Directors when the Board is not in session, except that, unless specifically authorized by the Board of Directors, it shall have no power to (a) elect directors or officers; (b) alter, amend, or repeal these Bylaws or any resolution of the Board of Directors relating to the Executive Committee; (c) declare any dividend or make any other distribution to the stockholders of the Corporation; (d) appoint any member of the Executive Committee; or (e) take any other action which legally may be taken only by the Board.

Section 3.  Rules.

      The Executive Committee shall adopt such rules as it may see fit with respect to the calling of its meetings, the procedure to be followed thereat, and its functioning generally. Any action taken with the written consent of all members of the Executive Committee shall be as valid and effectual as though formally taken at a meeting of said Executive Committee.

Section 4.  Vacancies.

      Vacancies in the Executive Committee may be filled at any time by a majority vote of the entire board.



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                            ARTICLE V.
                             OFFICERS

Section 1.  Number.

      The officers of the Corporation shall be appointed or elected by the Board of Directors. The officers shall be a Chairman of the Board, a President, one or more Vice Chairmen, such number of Vice Presidents or other officers as the Board may from time to time determine, a Secretary, a Treasurer, and a Controller. The President shall be Chief Executive Officer unless the Board shall determine otherwise. The Chairman of the Board shall preside at all meetings of the Board and shall perform such other duties as may be assigned from time to time by the Board. In the absence of the Chairman or if such office shall be vacant, the President shall preside at all meetings of the Board. In the absence of the Chairman of the Board and the President, any other Board member designated by the Board may preside at all meetings of the stockholders and of the Board. The Board of Directors may appoint or elect a person as a Vice Chairman without regard to whether such person is a member of the Board of Directors.

Section 2.  Staff and Divisional Officers.

      The Chief Executive Officer may appoint at his discretion such persons to hold the title of staff vice president, divisional chairman, divisional president, divisional vice president or other similar designation. Such persons shall not be officers of the Corporation and shall retain such title at the sole discretion of the Chief Executive Officer who may at his will and from time to time make or revoke such designation.

Section 3.  Terms of Office.

      All officers, agents, and employees of the Corporation shall hold their respective offices or positions at the pleasure of the Board of Directors or the appropriate appointing authority and may be removed at any time by such authority with or without cause.

Section 4.  Duties.

      The officers, agents, and employees shall perform the duties and exercise the powers usually incident to the offices or positions held by them respectively, and/or such other duties and powers as may be assigned to them from time to time by the Board of Directors or the Chief Executive Officer.




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                            ARTICLE VI.
       INDEMNIFICATION OF DIRECTORS, OFFICERS, AND EMPLOYEES

Section 1.

      The Corporation shall indemnify to the full extent permitted by, and in the manner permissible under the Delaware General Corporation Law, as amended from time to time, any person made, or threatened to be made, a party to any action, suit, or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person (i) is or was a director, advisory director, or officer of the Corporation or any predecessor of the Corporation, or (ii) is or was a director, advisory director or officer of the Corporation or any predecessor of the Corporation and served any other corporation, partnership, joint venture, trust or other enterprise as a director, advisory director, officer, partner, trustee, employee or agent at the request of the Corporation or any predecessor of the Corporation. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any such director, advisory director or officer may be entitled apart from the provisions of this Article.

      The Board of Directors in its discretion shall have power on behalf of the Corporation to indemnify any person, other than such a director, advisory director or officer, made a party to any action, suit, or proceeding by reason of the fact that such person, or the testator or intestate of such person, is or was an employee of the Corporation.

Section 2.

      Expenses incurred by a director, advisory director or officer in defending a civil or criminal action, suit or proceeding for which indemnification is required pursuant to
Section 1 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, advisory director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by Delaware law. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.





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                           ARTICLE VII.
                               STOCK

Section 1.  Stock Certificates.

      The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The shares of the stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his attorney upon surrender for cancellation of a certificate or certificates for the same number of shares with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the validity of the signature as the Corporation or its agents may reasonably require.

Section 2.  Signatures.

      The certificates of stock shall be signed by the Chairman, President, or a Vice President and by the Secretary or an Assistant Secretary, provided that if such certificates are signed by a transfer agent or transfer clerk and by a registrar, the signatures of such Chairman, President, Vice President, Secretary, or Assistant Secretary may be facsimiles, engraved, or printed.

Section 3.  Replacement.

      No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed except upon production of such evidence of such loss, theft, or destruction and upon delivery to the Corporation of a bond of indemnity in such amount, and upon such terms and secured by such surety as the Board of Directors or the Executive Committee in its discretion may require.

                           ARTICLE VIII.
                           MISCELLANEOUS

Section 1.  Seal.

      The Corporation seal shall bear the name of the Corporation, the date 1929 and the words "Corporate Seal, Delaware".

Section 2.  Fiscal Year.

      The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.



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                            ARTICLE IX.
                            AMENDMENTS
Section 1.

      These Bylaws, or any of them, may from time to time be supplemented, amended, or repealed (a) by a majority vote of the entire Board of Directors or (b) at any annual or special meeting of the stockholders.


                            ARTICLE X.
                          EMERGENCY BYLAW

Section 1.  Operative Event.

      The Emergency Bylaw provided in this Article X shall be operative during any emergency resulting from an attack on the United States, any nuclear or atomic incident, or other event which creates a state of disaster of sufficient severity to prevent the normal conduct and management of the affairs and business of the Corporation, notwithstanding any different provision in the preceding articles of the Bylaws or in the Certificate of Incorporation of the Corporation or in the General Corporation Law of Delaware. To the extent not inconsistent with this Emergency Bylaw, the Bylaws provided in the preceding Articles shall remain in effect during such emergency and upon the termination of such emergency the Emergency Bylaw shall cease to be operative unless and until another such emergency shall occur.

Section 2.  Notice of Meeting.

      During any such emergency, any meeting of the Board of Directors may be called by any officer of the Corporation or by any Director. Notice shall be given by such person or by any officer of the Corporation. The notice shall specify the place of the meeting, which shall be the head office of the Corporation at the time if feasible and otherwise any other place specified in the notice. The notice shall also specify the time of the meeting. Notice may be given only to such of the Directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. If given by mail, messenger, telephone, or telegram, the notice shall be addressed to the Directors at their residences or business addresses, or such other places as the person giving the notice shall deem most suitable. Notice shall be similarly given, to the extent feasible, to the other persons serving as Directors referred to in Section 3 below. Notice shall be given at least two days before the meeting if feasible in the judgment of the person giving the notice and otherwise on any shorter time he may deem necessary.




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Section 3.  Quorum.

      During any such emergency, at any meeting of the Board of Directors, a quorum shall consist of one-third of the number of Directors fixed at the time pursuant to Article III of the Bylaws. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present, to the number necessary to make up such quorum, shall be deemed Directors for such particular meeting as determined by the following provisions and in the following order of priority:

      (a) All Executive Vice Presidents of the Corporation in order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age; and

      (b) All Senior Vice Presidents of the Corporation in order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age; and

      (c) All Vice Presidents of the Corporation in order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age; and

      (d) Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

Section 4.  Lines of Management Succession.

      The Board of Directors, during as well as before any such emergency, may provide and from time to time modify lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

Section 5.  Office Relocation.

      The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

Section 6.  Liability.

      No officer, director, or employee acting in accordance with this Emergency Bylaw shall be liable except for willful misconduct.

Section 7.  Repeal or Amendment.



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      This Emergency Bylaw shall be subject to repeal or change
by further action of the Board of Directors or by action of the stockholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of this Emergency Bylaw may make any further or different provision that may be practical and necessary for the circumstances of the emergency deems it to be in the best interest of the Corporation to do so.






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